Exhibit 10.3

NOTES COLLATERAL AGREEMENT

Dated as of May 29, 2013

by and among

THE GRANTORS REFERRED TO HEREIN

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

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-ii-

EXHIBITS:

Exhibit A	Form of Perfection Certificate
Exhibit B	Form of Joinder
Exhibit C	Forms of Short Form Intellectual Property Collateral Agreements
Exhibit D	Form of Supplement to Collateral Agreement

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NOTES COLLATERAL AGREEMENT

This NOTES COLLATERAL AGREEMENT (this “Collateral Agreement”) is entered into as of May 29, 2013, by and among BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Parent Grantor”), certain Subsidiaries of the Parent Grantor from time to time party hereto (each a “Subsidiary Grantor”, and together with the Parent Grantor, the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent for the Noteholder Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”). For purposes of this Collateral Agreement, the Parent Grantor is referred to as the “Issuer,” and the Subsidiary Grantors are referred to as “Guarantors.”

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Indenture, dated as of May 29, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and the Collateral Agent, the Issuer agreed to issue notes, and the Issuer, the Guarantors and the Trustee agreed to enter into the Indenture for the benefit of each other and for the equal and ratable benefit of the holders of the notes;

WHEREAS, the Issuer is willing to secure its obligations under the Indenture and the Notes by granting Liens on substantially all of its assets to the Collateral Agent, for the benefit of the holders of the Notes as provided herein and the other Collateral Documents;

WHEREAS, the Issuer is willing to cause each of its Subsidiaries that execute the Indenture to (i) guarantee the foregoing obligations of the Issuer and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiary Grantors to the Collateral Agent, for the benefit of the holders of the Notes, as provided herein and the other Collateral Documents;

WHEREAS, it is a condition precedent to the issuance of the Notes that (i) the foregoing obligations of the Issuer be secured and guaranteed as described above and (ii) each guarantee thereof be secured by Liens on substantially all of the assets and relevant Grantors as provided herein and in the other Collateral Documents; and

WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, certain net proceeds of, or other collections on, the relevant Collateral are, subject to the terms of the ABL/Bond Intercreditor Agreement, to be received by or paid over to the Collateral Agent and applied as provided herein;

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Terms Defined in Indenture. All capitalized terms used herein (including terms used in the preamble and preliminary statements) and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 1.2 Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Collateral Agreement or the Indenture are used herein as defined in the UCC (and if defined in more than one article of the UCC, the terms shall have the meaning specified in Article 9 thereof).

Section 1.3 Terms Generally. The rules of construction and other interpretive provisions specified in Section 1.03 of the Indenture shall apply to this Collateral Agreement, including terms defined in the preamble and preliminary statements hereto.

Section 1.4 Definitions of Certain Terms Used Herein. As used in this Collateral Agreement, in addition to the terms defined in the preamble and preliminary statements above, the following terms shall have the following meanings:

“ABL Administrative Agent” shall mean “ABL Administrative Agent” as such term is defined in the Indenture.

“ABL Facility Collateral” shall mean “ABL Facility Collateral” as such term is defined in the ABL-Notes Increditor Agreement.

“ABL Security Documents” shall mean “Security Documents” as such term is defined in the ABL-Notes Intercreditor Agreement.

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” shall mean any Person obligated on an Account.

“After-acquired Debt” shall have the meaning set forth in the definition of Pledged Collateral.

“After-acquired Shares” shall have the meaning set forth in the definition of Pledged Collateral.

“Article” shall mean a numbered article of this Collateral Agreement, unless another document is specifically referenced.

“As-Extracted Collateral” shall have the meaning set forth in Article 9 of the UCC.

“Cash Collateral Account” shall mean a special trust account consisting of cash maintained by the Collateral Agent in the name of a Grantor, but under the sole dominion and control of the Collateral Agent, for the benefit of itself as Collateral Agent and for the benefit of the other Noteholder Secured Parties.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Report” shall mean any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the ABL Administrative Agent (or any Successor ABL Collateral Agent with respect to the Collateral pursuant to any Credit Facility and identified as a “Collateral Report.”

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Facilities” shall mean “Credit Facilities” as such term is defined in the Indenture.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Collateral” shall mean (i) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction), (ii) pledges and security interests prohibited by applicable law, rule or regulation (including any legally effective requirement to obtain the consent of any governmental authority), (iii) margin stock and, to the extent prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, equity interests in any person other than wholly-owned restricted subsidiaries, (iv) assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Issuer in consultation with the ABL Administrative Agent, (v) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (vi) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other similar applicable law notwithstanding such prohibition, (vii) any Excluded Real Property, (viii) any rolling stock and (ix) Excluded Accounts.

“Excluded Equity Interests” shall mean (a) any of the outstanding voting Equity Interests or other voting ownership interests of any Excluded CFC or FSHCO in excess of 65% of all the Equity Interests or other voting ownership interests of such Excluded CFC or FSHCO designated as having voting power, (b) any equity or other voting ownership interests in any Subsidiary that is not a first tier Subsidiary of the Issuer or a Guarantor, (c) any Equity Interests to the extent the pledge thereof would be prohibited or limited by any applicable law, rule or regulation existing on the Issue Date or on the date such Equity Interests are acquired by the Issuer or a Guarantor or on the date the issuer of such Equity Interests is created, (d) the Equity Interests of a Subsidiary (other than a Wholly-Owned Subsidiary) the pledge of which would violate a contractual obligation to the owners of the other Equity Interests of such Subsidiary (other than any such owners that are the Issuer or Affiliates of the Issuer) that is binding on or relating to such Equity Interests and (e) the Equity Interests of any Unrestricted Subsidiaries.

“Exhibit” refers to a specific exhibit to this Collateral Agreement, unless another document is specifically referenced.

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” shall have the meaning assigned to it in the preamble hereto.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” shall mean, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing.

“Inventory” shall have the meaning set forth in Article 9 of the UCC and shall include, without limitation, (a) all goods intended for sale or lease or for display or demonstration, (b) all work in process, and (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Joinder” shall mean a Joinder substantially in the form of Exhibit B hereto.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Material Adverse Effect” shall have the meaning set forth in any ABL Security Document.

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit A completed and duly executed by a Responsible Officer of the Issuer.

“Pledged Collateral” shall mean collectively, (a) all of the Equity Interests of Restricted Subsidiaries that are Material Subsidiaries (other than Excluded Equity Interests) held by the Grantors, including such Equity Interests described in Section II-A.1 in the Perfection Certificate issued by the entities named therein and all other Equity Interests required to be pledged by any Grantor under Section 4.15 of the Indenture (the “After-acquired Shares”) and (b) each promissory note (including the Intercompany Note), Tangible Chattel Paper and Instrument evidencing Indebtedness in excess of $1,000,000 (individually) owed to any Grantor (other than such promissory notes, Tangible Chattel Paper and Instruments that are Excluded Collateral) described in Section II-A.4 in the Perfection Certificate and issued by the entities named therein and all other Indebtedness owed to any Grantor hereafter and required to be pledged by any Grantor pursuant to Section 4.17 of the Indenture (the “After-acquired Debt”), in each case as such Section may be amended pursuant to Article IX of the Indenture.

“Pledge Supplement” means a Supplement to Collateral Agreement substantially in the form of Exhibit B completed and duly executed by a Responsible Officer of the applicable Grantor.

“Receivables” shall mean the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

“Section” shall mean a numbered section of this Collateral Agreement, unless another document is specifically referenced.

“Secured Obligations” shall mean “Obligations” as such term is defined in the Indenture.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” shall mean all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Subsidiary Parties” shall mean each Material Subsidiary that becomes a party to this Collateral Agreement as a Grantor after the date hereof in accordance with Section 7.11 herein and Section 4.17 of the Indenture.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Termination Date” shall mean the date on which all Secured Obligations are indefeasibly paid in full in cash (other than obligations under Designated Hedge Agreements (as defined in the ABL Credit Agreement or any similar term as defined in any Credit Facility), Cash Management Agreements (as defined in the ABL Credit Agreement or any similar term as defined in any Credit Facility) and any contingent or inchoate obligations not then due and payable).

“Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Vehicles” shall mean all vehicles covered by a certificate to title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, and to secure the prompt and complete payment and performance of all Secured Obligations, a security interest in all of its right, title and interest in, to and under all of the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(c) all Intellectual Property;

(d) all Documents;

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Inventory;

(k) all Investment Property;

(l) all Pledged Collateral

(m) all Letter-of-Credit Rights and Supporting Obligations;

(n) all Deposit Accounts;

(o) all Vehicles;

(p) all Commercial Tort Claims as specified from time to time identified in Section II.E in the Perfection Certificate (as the same may be updated from time to time in accordance with the terms hereof);

(q) all cash or other property deposited with the Collateral Agent or any Noteholder Secured Party or any Affiliate of the Collateral Agent or any Noteholder Secured Party or which the Collateral Agent, for its benefit and for the benefit of the other Noteholder Secured Parties, or any Noteholder Secured Party or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Collateral Agreement or the Indenture, including amounts on deposit in any Cash Collateral Account;

(r) all books, records, files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the foregoing or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

(s) As-Extracted Collateral; and

(t) any and all accessions to, substitutions for and replacements, products and cash and non-cash proceeds (including Stock Rights) of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, collateral agreements and other documents.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” include or the security interest attach to any Excluded Collateral. In addition, notwithstanding anything to the contrary set forth herein or in the other Notes Documents, no Grantor shall be obligated to take any action to perfect (or assist the Collateral Agent or the ABL Administrative Agent in perfecting) any security interest granted hereunder in Vehicles or other Collateral subject to certificates of title.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Collateral Agent, for the benefit of the Noteholder Secured Parties, subject to the terms of the ABL/Bond Intercreditor Agreement, that:

Section 3.1 Title, Perfection and Priority.

(a) Each Grantor has good and valid rights in, or the power to transfer, the Collateral in which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(d), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. This Collateral Agreement creates in favor of the Collateral Agent, for the benefit of the Noteholder Secured Parties, a valid security interest in the Collateral granted by each Grantor. No consent or approval of, registration or filing with, or any other action by any Governmental Authority is required for the grant of the security interest pursuant to this Collateral Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings necessary to perfect Liens created pursuant to the Notes Documents and required to be perfected thereunder.

(b) Subject to the limitations set forth in clause (c) of this Section 3.1 and the final sentence of Article II hereof, the security interests granted pursuant to this Collateral Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, to secure the prompt and complete payment and performance of all Secured Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any jurisdiction, the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices set forth in the Perfection Certificate, (B) in the case of Instruments, Tangible Chattel Paper and certificated Securities, the earlier of the delivery thereof to the Collateral Agent (or its non-fiduciary Collateral Agent or designee) and the filing of the financing statements referred to in clause (A), (C) in the case of Collateral constituting Intellectual Property, the filing of the financing statements referred to in clause (A) and the completion of the filing and recording of fully executed agreements substantially in the form of the Intellectual Property Collateral Agreement set forth in Exhibit C hereto (x) in the United States Patent and Trademark Office or (y) in the United States Copyright Office, as applicable, and/or (D) in the case of Deposit Accounts, upon the entering into deposit account control agreement in accordance with the terms of the ABL Credit Agreement and (ii) are prior to all other Liens on the Collateral other than Liens permitted under Section 4.1(d) having priority over the Collateral Agent’s Lien either by operation of law or otherwise, including pursuant to the ABL/Bond Intercreditor Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the UCC, (ii) filings with United States’ governmental offices with respect to Intellectual Property, (iii) in the case of the Collateral that constitutes Tangible Chattel Paper, Instruments or certificated Securities, in each case, to the extent included in Collateral and which Collateral constitutes Pledged Collateral and is required to be pledged by Section 4.3 herein and other than checks received in the ordinary course of business, delivery to the Collateral Agent to be held in its possession in the United States and (iv) in the case of Collateral that consists of Commercial Tort Claims, taking the actions specified in Section 4.7. No Grantor shall be required to take any actions under any laws outside of the United States to grant, perfect or provide for the enforcement of any security interest.

Section 3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer identification number, in each case as of the date hereof, are set forth in Section I.A. of the Perfection Certificate.

Section 3.3 Principal Location. Each Grantor’s mailing address and the location of its chief executive office, in each case as of the date hereof, is disclosed in Section I.B. of the Perfection Certificate.

Section 3.4 Collateral Locations. Each location where Collateral with a value in excess of $500,000 is located as of the date hereof (except for Inventory in transit and Inventory in an aggregate amount not exceeding $500,000) is listed in the Perfection Certificate in Section II.D.1. All of said locations are owned by a Grantor except for locations (i) that are leased by a Grantor as lessee and designated in the Perfection Certificate and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Section II.C. of the Perfection Certificate.

Section 3.5 Reserved.

Section 3.6 Exact Names. As of the date hereof, the name in which each Grantor has executed this Collateral Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. No Grantor has, during the past five years prior to the date hereof, been known by or used any other corporate, trade or fictitious name, or been a party to any merger or consolidation, except as disclosed in Sections I.D, I.E and I.G of the Perfection Certificate.

Section 3.7 Chattel Paper. Section II.A.4 in the Perfection Certificate lists all Tangible Chattel Paper with a stated amount in excess of $1,000,000 of each Grantor as of the date hereof.

Section 3.8 Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral have been correctly stated in all material respects, at the time furnished, in the records of such Grantor relating thereto and in all invoices and each Collateral Report, to the extent contained therein, with respect thereto furnished to the ABL Administrative Agent or any Successor ABL Collateral Agent by such Grantor from time to time.

(b) With respect to Accounts of the Grantors, except as specifically disclosed on the most recent Collateral Report, (i) all such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the applicable Grantor’s business and are not evidenced by a judgment (except as would not have a Material Adverse Effect, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted in writing with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Grantor in the ordinary course of its business for prompt payment and disclosed to the ABL Administrative Agent, in each case except as would not reasonably be expected to have a Material Adverse Effect; (iii) there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and the most recent Collateral Report with respect thereto except as would not reasonably be expected to have a Material Adverse Effect; (iv) no Grantor has received any notice of proceedings or actions that are threatened or pending against any Account Debtor that might result in any material adverse change in such Account Debtor’s financial condition except as would not reasonably be expected to have a Material Adverse Effect; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due except as would not reasonably be expected to have a Material Adverse Effect.

(c) In addition, with respect to all Accounts of the Grantors, except as specifically disclosed on the most recent Collateral Report, the amounts shown on all invoices, statements and the most recent Collateral Report with respect thereto are actually and absolutely owing to a Grantor as indicated thereon and are not in any way contingent except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.9 Inventory. With respect to any Inventory of the Grantors and that is scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit and Inventory in an aggregate amount not exceeding $500,000) is located at one of the Grantors’ locations set forth in Section II.D.1. of the Perfection Certificate, (b) the Grantors have good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Noteholder Secured Parties, and except for Permitted Liens (as defined in the Indenture), (c) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party that, to such Grantor’s knowledge, would, upon sale or other disposition of such Inventory by the Collateral Agent in accordance with the terms hereof, infringe the rights of such third-party, violate any contract with such third-party, or cause the Collateral Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement related thereto, (d) to such Grantor’s knowledge, such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (e) to such Grantor’s knowledge, the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such Inventory is subject.

Section 3.10 Intellectual Property. As of the date hereof, no Grantor has any interest in, or title to, any United States federal registered or applied for Patent, Trademark or Copyright except as set forth in Section II.B. of the Perfection Certificate.

Section 3.11 No Financing Statements or Collateral Agreements. As of the date hereof, no Grantor has filed or consented to the filing of any financing statement or collateral agreement naming a Grantor as debtor and describing all or any portion of the Collateral that has not lapsed or been terminated except (a) for financing statements or collateral agreements naming the Collateral Agent, on behalf of the Noteholder Secured Parties, as the secured party and (b) as permitted by Sections 4.1(e) and 4.1(f).

Section 3.12 Pledged Collateral.

(a) Section II.A.1 and Section II.A.4 in the Perfection Certificate sets forth a complete and accurate list, as of the date hereof, of all of the Pledged Collateral and, with respect to any Pledged Collateral constituting any Equity Interest, the percentage of the total issued and outstanding Equity Interests of the issuer represented thereby. As of the date hereof, each Grantor is the legal and beneficial owner of the Pledged Collateral listed in Section II.A.1 in the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent, for the benefit of the Noteholder Secured Parties, hereunder and Permitted Liens (as defined in the Indenture). Each Grantor further represents and warrants that, as of the date hereof, (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent (or its non-fiduciary agent or designee) representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantors has so informed the Collateral Agent and has taken such steps to perfect the Collateral Agent’s security interest therein as a General Intangible and (iii) to its knowledge, any Pledged Collateral that represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) As of the date hereof, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(c) Except as set forth in Section II.A.1 and Section II.A.4 of the Perfection Certificate, as of the date hereof, and except for any Indebtedness represented by the Intercompany Note, none of the Pledged Collateral which represents Indebtedness owed to a Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture, subject to the terms of the ABL/Bond Intercreditor Agreement.

Section 3.13 Commercial Tort Claims. As of the date hereof, no Grantor holds any Commercial Tort Claims having a value in excess of $1,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction other than Commercial Tort Claims described in Section II.E of the Perfection Certificate.

Section 3.14 Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the date thereof.

ARTICLE IV

COVENANTS

From the date hereof, and thereafter until the Termination Date, each Grantor agrees that:

Section 4.1 General.

(a) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral to the extent required by Section 3.1. Any financing statement filed by the Collateral Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b) Further Assurances. Each Grantor will (i) in accordance with Section 4.17 of the Indenture, take such actions as required under applicable law or as the Collateral Agent reasonably requests to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Collateral Agreement and (ii) defend the security interests created hereby and priority thereof against the claims and demands not expressly permitted by the Notes Documents, including the ABL/Bond Intercreditor Agreement, of all Persons whomsoever.

(c) Disposition of Collateral. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions permitted under Section 4.10 and Section 5.01 of the Indenture.

(d) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Collateral Agreement, and (ii) Permitted Liens (as defined in the Indenture).

(e) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests as permitted by Section 4.1(d).

(f) Change of Name, Etc. Each Grantor agrees to promptly furnish to the Collateral Agent (and in any event within thirty (30) days of such change or such longer period as the Collateral Agent may agree) written notice of any change in: (i) such Grantor’s legal name; (ii) the location of such Grantor’s chief executive office or its principal place of business (if it does not have a chief executive office); (iii) such Grantor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation.

(g) Exercise of Duties. Anything herein to the contrary notwithstanding, (a) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (b) no Noteholder Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Collateral Agreement or any other Notes Document, nor shall any Noteholder Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.2 Reserved.

Section 4.3 Delivery of Pledged Collateral. Subject to the ABL/Bond Intercreditor Agreement, each Grantor will promptly deliver to the Collateral Agent (or its non-fiduciary agent or designee) upon execution of this Collateral Agreement all certificates, now or hereafter acquired, if any, representing or evidencing the Pledged Collateral (other than checks received in the ordinary course of business), together with duly executed instruments of transfer or assignments in blank.

Section 4.4 Uncertificated Pledged Collateral. Unless otherwise consented to by the ABL Administrative Agent, Equity Interests required to be pledged hereunder in any Restricted Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Grantor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: ‘This certificate evidences an interest in [name of

[partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.’ No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the UCC and shall not be represented by a certificate.

Section 4.5 Pledged Collateral.

(a) Registration in Nominee Name; Denominations. Subject to the terms of the ABL/Bond Intercreditor Agreement, the Collateral Agent (or its non-fiduciary agent or designee), on behalf of the Noteholder Secured Parties, shall hold certificated Pledged Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Following the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Collateral Agent (or its non-fiduciary agent or designee) copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. Subject to the terms of the ABL/Bond Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default and after prior written notice to the applicable Grantor, the Collateral Agent (or its non-fiduciary agent or designee) shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Collateral Agreement.

(b) Exercise of Rights in Pledged Collateral. Subject, in each case, to the ABL/Bond Intercreditor Agreement:

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Collateral Agreement, the Indenture or any other Notes Document; provided, however, that no vote or other right shall be exercised or action taken that would reasonably be expected to have the effect of materially and adversely impairing the rights of the Collateral Agent in respect of the Pledged Collateral.

(ii) Each Grantor will permit the Collateral Agent (or its non-fiduciary agent or designee) at any time after the occurrence and during the continuance of an Event of Default, after prior written notice to the applicable Grantor, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable law; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Noteholder Secured Parties and shall be forthwith delivered to the Collateral Agent (or its non-fiduciary agent or designee) in the same form as so received (with any necessary endorsement or instrument of assignment).

Section 4.6 Intellectual Property.

(a) Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, each Grantor will use commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any License held by such Grantor in order to enforce the security interests granted hereunder.

(b) Each Grantor shall in its reasonable business judgment notify the Collateral Agent promptly if it knows or reasonably expects that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) included in the Collateral and material to the conduct of such Grantor’s business may become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any such material registered or applied for Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In the event that any Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of (or otherwise becomes the owner of) any material Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor will, report such filing to the Collateral Agent concurrently with any delivery of financial statements pursuant to Section 4.03 of the Indenture, upon request of the Collateral Agent or the ABL Administrative Agent, such Grantor shall promptly execute and deliver an Intellectual Property Collateral Agreement substantially in the form of Exhibit C, and any and all Collateral Agreements or other instruments, documents and papers as the Collateral Agent or the ABL Administrative Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all such writings for the foregoing purposes until the Secured Obligations are paid in full.

(d) Each Grantor shall take all actions necessary or reasonably requested by the Collateral Agent or the ABL Administrative Agent to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) material to the conduct of such Grantor’s business, except in cases where, in the ordinary course of business consistent with past practice, such Grantor reasonably decides to abandon, allow to lapse or expire any Patent, Trademark or Copyright, including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(e) Each Grantor shall, unless it shall reasonably determine that a Patent, Trademark or Copyright is not material to the conduct of its business, promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of, or seek injunctive relief for, any material Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, or shall take such other actions as are appropriate under the circumstances in its reasonable business judgment to protect such Patent, Trademark or Copyright.

(f) Nothing in this Collateral Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain, any of its Collateral constituting Intellectual Property to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 4.7 Commercial Tort Claims. Each Grantor shall promptly notify the Collateral Agent of any Commercial Tort Claims for which such Grantor has filed complaint(s) in court(s) of competent jurisdiction and such Grantor shall update Section II.E in the Perfection Certificate, thereby granting to the Collateral Agent a security interest in such Commercial Tort Claim(s) (subject to the terms of the ABL/Bond Intercreditor Agreement). The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim does not exceed $1,000,000 held by each Grantor or to the extent such Grantor shall have previously notified the Collateral Agent with respect to any previously held or acquired Commercial Tort Claim.

ARTICLE V

REMEDIES

Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Grantors of its intent to do so:

(a) the Collateral Agent may (and at the direction of either (x) the Trustee, acting pursuant to the direction of the holders of a majority in aggregate principal amount of the Notes or (y) the holders of a majority in aggregate principal amount of the Notes, in either case given in accordance with the Indenture and subject to the Collateral Agent’s right to be indemnified to its satisfaction by the Holders (or holders of Other Pari Passu Lien Obligations (if any)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action , shall) exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Collateral Agreement, the Indenture, the ABL/Bond Intercreditor Agreement or any other Notes Document; provided that this Section 5.1(a) shall not be understood to limit any rights available to the Collateral Agent and the Noteholder Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a Collateral Agreement;

(iii) give notice of sole control or any other instruction under any Blocked Account Agreement or any other control or similar agreement and take any action provided therein with respect to the applicable Collateral;

(iv) at Grantor’s cost, enter the premises of any Grantor where any Collateral is located (through self-help, and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued

from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v) at Grantor’s cost, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other payments and distributions made thereon, to exercise any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Grantors of its intent to exercise remedies in accordance with the terms of this Section 5.1, each Grantor acknowledges and agrees that, if the issuer of any Pledged Collateral is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Collateral issued by such issuer shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Noteholder Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Collateral Agent and the Noteholder Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(e) Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent. The

Collateral Agent may, if it so elects, seek the appointment of a receiver, custodian or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Noteholder Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment.

(f) Notwithstanding the foregoing, neither the Collateral Agent nor the Noteholder Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).

(h) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.1 shall be subject to the ABL/Bond Intercreditor Agreement.

Section 5.2 Grantors’ Obligations Upon Default. Upon the written request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at such Grantor’s premises or elsewhere; and

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and collateral agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.3 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V upon the occurrence and during the continuance of an Event of Default, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Noteholder Secured Parties, an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; and provided further that the Collateral Agent shall have no greater rights than those of any such Grantor under such license or sublicense; and (b) irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Collateral Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuance of an Event of Default and shall be subject to the ABL/Bond Intercreditor Agreement; provided, however, that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1 Account Verification. The Grantors acknowledge that, after the occurrence and during the continuance of an Event of Default after prior written notice to the relevant Grantor of its intent to do so, the Collateral Agent may in its own name, or in the name of such Grantor, communicate with the Account Debtors of such Grantor to verify with such Persons the existence, amount, terms of, and any other matter reasonably relating to the Accounts owing by such Account Debtor to such Grantor (including any Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral relating to such Accounts).

Section 6.2 Authorization for Noteholder Secured Party to Take Certain Action.

(a) Each Grantor hereby irrevocably (i) authorizes the Collateral Agent, at any time and from time to time in the sole discretion of the Collateral Agent (1) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(a) and (2) to file a carbon, photographic or other reproduction of this Collateral Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor) in such offices as the Collateral Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(a) and (ii) appoints, effective upon the occurrence and during the continuance of an Event of Default, subject to the ABL/Bond Intercreditor Agreement, the Collateral Agent as its attorney in fact (1) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens as defined in the Indenture), (2) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided herein or in the Indenture or any other Notes Document, subject to the terms of the ABL/Bond

Intercreditor Agreement, (3) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (4) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (5) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (6) to settle, adjust, compromise, extend or renew the Receivables, (7) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (8) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (9) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (10) to change the address for delivery of mail addressed to any Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (11) to use information contained in any data processing, electronic or information systems relating to Collateral; and each Grantor agrees to reimburse the Collateral Agent for any reasonable payment made or any reasonable expense incurred (provided that upon and after an Event of Default specified in Section 6.01(a)(6) or (7) of the Indenture, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) of the Collateral Agent are intended to constitute administrative expenses with priority pursuant to any Bankruptcy Law shall be deemed to be reasonable) by the Collateral Agent in connection with any of the foregoing, in accordance with the provisions of Section 7.06 of the Indenture; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Collateral Agreement or under the Indenture.

(b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Noteholder Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Noteholder Secured Party to exercise any such powers.

Section 6.3 PROXY. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS, EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR COLLATERAL AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 6.4 NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS COLLATERAL AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE

COLLATERAL AGENT, NOR ANY NOTEHOLDER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, COLLATERAL AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Noteholder Secured Party arising out of the repossession, retention or sale of the Collateral (after the occurrence of and during the continuance of an Event of Default), except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Noteholder Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Noteholder Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral (after the occurrence of and during the continuance of an Event of Default), made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Collateral Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Collateral Agreement or any Collateral.

Section 7.2 Limitation on Collateral Agent’s and Noteholder Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Noteholder Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent, nor any Noteholder Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any Collateral Agent or nominee of the Collateral Agent or such Noteholder Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies, after the occurrence and during the continuance of an Event of Default, in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as a Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements at the Grantors’ cost to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral, after the occurrence and during the continuance of an Event of Default, and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Collateral Agreement or by applicable law in the absence of this Section 7.2.

Section 7.3 Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.4 Noteholder Secured Party Performance of Debtor Obligations. Without having any obligation to do so, following the occurrence and during the continuance of an Event of Default, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under this Collateral Agreement and such Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 7.4. Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 7.5 No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Collateral Agent or any Noteholder Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Noteholder Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No amendment or waiver of any provision of this Collateral Agreement or consent to any departure by any Noteholder Secured Party therefrom shall in any event be effective unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Noteholder Secured Parties required under Artcile IX of the Indenture, and then such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 7.6 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Collateral Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Collateral Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Collateral Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Collateral Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Collateral Agreement are declared to be severable.

Section 7.7 Reinstatement. This Collateral Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, examiner or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.8 Benefit of Agreement. The terms and provisions of this Collateral Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Agent and the Noteholder Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Collateral Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Collateral Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Noteholder Secured Parties, hereunder.

Section 7.9 Survival of Representations. All representations and warranties of each Grantor contained in this Collateral Agreement shall survive the execution and delivery of this Collateral Agreement.

Section 7.10 Taxes and Expenses. To the extent required by Section 4.05 of the Indenture, or otherwise, each Grantor jointly and severally agrees to (i) pay any taxes payable or ruled payable by Federal or State authority in respect of this Collateral Agreement, together with interest and penalties, if any, and (ii) reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses (provided that upon and after an Event of Default specified in Section 6.01(a)(6) or (7) of the Indenture, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) of the Collateral Agent are intended to constitute administrative expenses with priority pursuant to any Bankruptcy Law shall be deemed to be reasonable) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Collateral Agreement and in the audit, analysis, administration, collection, preservation or sale of the

Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral but subject, in such case, to the limitations Section 7.06 of the Indenture). Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne by such Grantor.

Section 7.11 Additional Grantors. Pursuant to and in accordance with Section 4.15 of the Indenture, each Grantor shall cause (i) each Material Subsidiary (other than any Excluded Subsidiary) formed or acquired after the date of this Collateral Agreement in accordance with the terms of the Indenture and (ii) any Material Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to enter into this Collateral Agreement as a Grantor within ninety (90) days after such formation, acquisition or designation. Upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit B hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of the Issuer or each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Collateral Agreement.

Section 7.12 Headings. The title of and section headings in this Collateral Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Collateral Agreement.

Section 7.13 Termination or Release.

(a) This Collateral Agreement shall continue in effect until the Termination Date.

(b) A Grantor shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted pursuant to the Indenture, as a result of which such Grantor ceases to be a Subsidiary.

(c) Upon any sale, transfer or other disposition by any Grantor of any Collateral that is permitted under Section 4.1(c) to any Person that is not another Grantor or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 11.03 of the Indenture, the security interest in such Collateral shall be automatically released.

(d) The security interests granted hereunder on any Collateral, to the extent such Collateral is comprised of property leased to the Issuer or a Guarantor, shall be automatically released upon termination or expiration of such lease, pursuant to Section 11.03 of the Indenture.

(e) The security interests created hereunder in the Collateral shall be automatically released as required pursuant to the terms of the ABL/Bond Intercreditor Agreement; provided that the Collateral Agent may, in its discretion, release the Lien on Collateral as provided in Section 11.03 of the Indenture.

(f) In connection with any termination or release pursuant to paragraph (a), (b), (c), (d), or (e) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or representation or warranty by the Collateral Agent or any Noteholder Secured Party. Without limiting the provisions of Section 7.16, the Issuer shall reimburse the Collateral Agent upon demand for all reasonable costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.13.

Section 7.14 Entire Agreement. This Collateral Agreement, together with the other Notes Documents and the ABL/Bond Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings, oral or written, between any Grantor and the Collateral Agent relating to the Collateral.

Section 7.15 Choice of Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial. The parties hereto agree that the provisions of Sections 13.06 and 13.07 of the Indenture shall apply to this agreement, mutatis mutandis as if fully set forth herein.

Section 7.16 Indemnity. Each Grantor, jointly and severally, hereby agrees to indemnify and hold the Collateral Agent, the other Noteholder Secured Parties, and their respective Related Parties harmless from, any and all losses, claims, damages, penalties, liabilities, and related expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Noteholder Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Noteholder Secured Parties, or their respective Related Parties, in any way relating to or arising out of this Collateral Agreement, to the extent the Grantor would be required to do so pursuant to Section 7.06 of the Indenture.

Section 7.17 Counterparts. This Collateral Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Collateral Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Collateral Agreement.

Section 7.18 ABL/Bond Intercreditor Agreement Governs. Reference is made to the ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as ABL Collateral Agent (as defined in the ABL/Bond Intercreditor Agreement) for the ABL Secured Parties referred to therein; Wilmington Trust, National Association, as Notes Collateral Agent (as defined in the ABL/Bond Intercreditor Agreement) for the Notes Secured Parties referred to therein; each Additional Pari Notes Debt Agent (as defined in the ABL/Bond Intercreditor Agreement), for the Pari Notes Debt Secured Parties referred to therein; and the Subsidiaries of the Issuer party thereto (the “ABL/Bond Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL/Bond Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL/Bond Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the ABL/Bond Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL/Bond Intercreditor Agreement was delivered, or made available, to such Person. Notwithstanding any other provision contained herein, this Collateral Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL/Bond Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the ABL/Bond Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Collateral Agreement and the ABL/Bond Intercreditor Agreement, the provisions of the ABL/Bond Intercreditor Agreement shall control.

Section 7.19 Delivery of Collateral. Notwithstanding anything herein to the contrary, with respect to the ABL First Lien Collateral (as defined in the ABL/Bond Intercreditor Agreement), until the ABL Debt Obligations (as defined in the ABL/Bond Intercreditor Agreement) are terminated as set forth in the ABL/Bond Intercreditor Agreement, any obligation of the Issuer and any other Grantor hereunder or under any other Security Document (as defined in the ABL/Bond Intercreditor Agreement) with respect to the delivery of any ABL Facility Collateral shall be deemed to be satisfied if such Issuer or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Security Documents (as defined in the ABL/Bond Intercreditor Agreement). Until the ABL Debt Obligations are terminated as set forth in the ABL/Bond Intercreditor Agreement, the delivery of any ABL First Lien Collateral to the ABL Agent (as defined in the ABL/Bond Intercreditor Agreement) pursuant to the ABL Security Documents shall satisfy any delivery requirement hereunder or under any other Security Document.

Section 7.20 Mortgages. In the case of a conflict between this Collateral Agreement and the Mortgages with respect to Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Collateral Agreement and the Mortgages, this Collateral Agreement shall govern.

ARTICLE VIII

NOTICES

Section 8.1 Sending Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.01 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.01 of the Indenture.

Section 8.2 Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Noteholder Secured Parties may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE COLLATERAL AGENT

Wilmington Trust, National Association has been appointed Collateral Agent for the Noteholder Secured Parties hereunder pursuant to Section 11.09 of the Indenture. It is expressly understood and agreed by the parties to this Collateral Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Noteholder Secured Parties to the Collateral Agent pursuant to the Indenture, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 11.09, the terms and conditions of which, including the rights, benefits and immunities of the Collateral Trustee thereunder, are hereby incorporated into this Collateral Agreement by this reference. Any successor Collateral Agent appointed pursuant to Section 7.07 of the Indenture shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder. Notwithstanding any provision in this Collateral Agreement to the contrary, whenever in this Collateral Agreement the Collateral Agent has the right to make any determination, exercise any discretion, use commercially reasonable judgment or similar right with respect to any matter under this Collateral Agreement, the Collateral Agent shall not be required to make any such determination or exercise any such discretion or judgment without the direction of the Trustee or the holders of a majority in aggregate principal amount of the Notes, and shall make any such determination, exercise of discretion or judgment or similar right as directed by the Trustee or such holders, in each case subject to its rights of indemnity or security satisfactory to it and other rights under the Indenture.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Notes Collateral Agreement as of the date first above written.

GRANTORS:

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Jeffrey A. Wier
Name: Jeffrey A. Wier
Title: Vice President and Assistant Secretary

BUILDERS FIRSTSOURCE HOLDINGS, INC.
BUILDERS FIRSTSOURCE – DALLAS, LLC
BUILDERS FIRSTSOURCE – FLORIDA, LLC
BUILDERS FIRSTSOURCE – RALEIGH, LLC
BUILDERS FIRSTSOURCE – ATLANTIC GROUP, LLC
BUILDERS FIRSTSOURCE – TEXAS GENPAR, LLC
BUILDERS FIRSTSOURCE – MBS, LLC
BUILDERS FIRSTSOURCE –FLORIDA DESIGN CENTER, LLC
BUILDERS FIRSTSOURCE – SOUTHEAST GROUP, LLC
BFS TEXAS, LLC
BFS IP, LLC
BUILDERS FIRSTSOURCE –TEXAS GROUP, L.P.
BUILDERS FIRSTSOURCE – SOUTH TEXAS, L.P.
BUILDERS FIRSTSOURCE – INTELLECTUAL PROPERTY, L.P.
BUILDERS FIRSTSOURCE – TEXAS INSTALLED SALES, L.P.

By:	/s/ Jeffrey A. Wier
Name: Jeffrey A. Wier
Title: Vice President and Assistant Secretary

[Signature Page to Notes Collateral Agreement]

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ W. Thomas Morris, II
Name: W.Thomas Morris, II
Title: Vice President

[Signature Page to Notes Collateral Agreement]

EXHIBIT A

Perfection Certificate

[See attached.]

PERFECTION CERTIFICATE

In connection with (i) the credit agreement by and among (a) Builders FirstSource, Inc., a Delaware corporation (the “Debtor”); (b) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); (c) SunTrust Bank, as the administrative agent (the “Administrative Agent”), as the collateral agent (the “Collateral Agent”), as the swing line lender (the “Swing Line Lender”), and as an LC Issuer (the “LC Issuer”); (d) Citigroup Global Markets Inc., as syndication agent (the “Syndication Agent”); (e) KeyBank National Association, PNC Business Credit, a subsidiary of PNC Bank, N.A. and RBS Citizens, N.A. (the “Co-Documentation Agents”), (f) SunTrust Robinson Humphrey, Inc., Citigroup Global Markets Inc., KeyBank National Association, PNC Business Credit, a subsidiary of PNC Bank, N.A., and RBS Citizens, N.A., as joint bookrunners (the “Joint Bookrunners”) and (g) SunTrust Robinson Humphrey, Inc., as sole lead arranger (the “Arranger”) and (ii) the indenture by and among (a) the Debtor, (b) the guarantors party thereto and (c) Wilmington Trust, National Association as the trustee and collateral agent (the “Notes Collateral Agent” and, together with the ABL Collateral Agent, the “Collateral Agents”). The Debtor hereby certifies on behalf of itself and the other grantors specified below (the “Grantors”) as follows:

I. CURRENT INFORMATION

A. Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. The full and exact legal name1 (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date or, for natural persons, the name as set forth on their valid driver’s license issued by their state of residence), the type of organization (or if the Debtor or a particular Grantor is a natural person, please indicate so), the jurisdiction of organization (or formation, as applicable), and the organizational identification number2 (not tax i.d. number) of the Debtor and each other Grantor are as follows:

Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number[3]

B. Chief Executive Offices and Mailing Addresses. The chief executive office address (or the principal residence if the Debtor or a particular Grantor is a natural person) and the preferred mailing address (if different than chief executive office or residence) of the Debtor and each other Grantor are as follows:

Name of Debtor/Grantor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)

C. Special Debtors and Former Article 9 Debtors. Except as specifically identified below none of the Grantors is: (i) a transmitting utility (as defined in Section 9-102(a)(80)), (ii) primarily engaged in farming operations (as defined in Section 9-102(a)(35)), (iii) a trust, (iv) a foreign air carrier within the meaning of the federal aviation act of 1958, as amended, (v) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof or (vi) located (within the meaning of Section 9-307) in the Commonwealth of Puerto Rico.

Name of Debtor/Grantor	Type of Special Grantor

D. Trade Names/Assumed Names.

Current Trade Names. Set forth below is each trade name or assumed name currently used by the Debtor or any other Grantor or by which the Debtor or any Grantor is known or is transacting any business:

Debtor/Grantor	Trade/Assumed Name

E. Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, neither the Debtor nor any other Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

Debtor/Grantor	Date of Change	Description of Change

F. Prior Addresses.

Except as set forth below, neither the Debtor nor any other Grantor has changed its chief executive office, or principal residence if the Debtor or a particular Grantor is a natural person, within the past five (5) years:

Debtor/Grantor	Prior Address/City/State/Zip Code

G. Acquisitions of Equity Interests or Assets.

Except as set forth below, neither the Debtor nor any Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five (5) years:

Debtor/Grantor	Date of Acquisition	Description of Acquisition including full legal name of seller and seller’s jurisdiction of organization and seller’s chief executive office

H. Corporate Ownership and Organizational Structure.

Attached as Exhibit             hereto is a true and correct chart showing the ownership relationship of the Debtor and all of its affiliates.

I. Filings/Filing Offices.

Debtor	Type of Filing	Jurisdictions

II. INFORMATION REGARDING CERTAIN COLLATERAL

A. Investment Related Property

1. Equity Interests. Set forth below is a list of all equity interests owned by the Debtor and each Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Debtor/Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

2. Securities Accounts. Set forth below is a list of all securities accounts in which the Debtor or any other Grantor customarily maintains securities or other assets having an aggregate value in excess of $1,000,000:

Debtor/Grantor	Type of Account	Name & Address of Financial Institutions

3. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which the Debtor or any other Grantor customarily maintains in excess of $1,000,000:

Debtor/Grantor	Type of Account	Name & Address of Financial Institutions

4. Debt Securities & Instruments. Set forth below is a list of all debt securities and instruments owed to the Debtor or any other Grantor in the principal amount of greater than $1,000,000:

Debtor/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

B. Intellectual Property. Set forth below is a list of all copyrights, patents, and trademark, all applications and licenses thereof and other intellectual property owned or used, or hereafter adopted, held or used, by the Debtor and each other Grantor:

1. Copyrights, Copyright Applications and Copyright Licenses

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

2. Patents, Patent Applications and Patent Licenses

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

3. Trademarks, Trademark Applications and Trademark Licenses

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

C. Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except as set forth below, no persons (including, without limitation, warehousemen and bailees) other than the Debtor or any other Grantor have possession of any material amount (fair market value of $1,000,000 or more) of tangible personal property of the Debtor or any other Grantor:

Debtor/Grantor	Address/City/State/Zip Code	County	Description of Assets and Value

D. Real Estate Related UCC Collateral

1. Fixtures. Set forth below are all the locations where the Debtor or any other Grantor owns or leases any real property:

Debtor/Grantor	Address/City/State/Zip Code	County	Owned or Leased

2. “As Extracted” Collateral. Set forth below are all the locations where the Debtor or any other Grantor owns, leases or has an interest in any wellhead or minehead:

Debtor/Grantor	Address/City/State/Zip Code	County

3. Timber to be Cut. Set forth below are all locations where the Debtor or any other Grantor owns goods that are timber to be cut:

Debtor/Grantor	Address/City/State/Zip Code	County

E. Commercial Tort Claims

III. AUTHORITY TO FILE FINANCING STATEMENTS

The undersigned, on behalf of the Debtor and each other Grantor, hereby authorizes each of the Collateral Agents to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agents may determine, in each of their sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to each of the Collateral Agents under the applicable security agreements in connection with the credit agreement and indenture described in the first paragraph of this Perfection Certificate. Such financing statements may describe the collateral in the same manner as described in the applicable security agreement or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agents may determine, in each of their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to each of the Collateral Agents, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the undersigned hereto has caused this Perfection Certificate to be executed as of this 29th day of May, 2013 by its officer thereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:
Name:
Title:

[INSERT NAME OF GRANTOR]

By:
Name:
Title:

[INSERT NAME OF GRANTOR]

By:
Name:
Title:

End Notes

1.	It is crucial that the full and exact name of each Grantor is given. Even seemingly minor errors such as substituting “n.a.” for “national association” or “inc.” for “incorporated” may be seriously misleading in some states.
2.	Please note that the organizational identification number is not the same as the federal employer’s tax identification number. The organizational identification number is customarily issued by the Secretary of State or State Corporations Department in the State under which the particular entity had been organized or formed and may be found on its organizational documents.
3.	If a Grantor does not have an organizational identification number, please indicate “none.” Additionally, organizational identification numbers are not required for entities organized under the laws of New York, Delaware, Connecticut, Georgia or Ohio for financing statements filed in such states. Such organizational identification numbers nevertheless may be required for financing statements filed in respect of entities organized under the foregoing states but filed in other states, e.g. in respect of fixtures.

EXHIBIT B

Form of Joinder Agreement

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,             , 20    , is entered into between             , a             (the “New Subsidiary”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Notes Collateral Agent under that certain Indenture dated as of May 29, 2013 (the “Closing Date”), among BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Issuer”), the Guarantors party thereto, and the Notes Collateral Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Indenture”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The New Subsidiary and the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Grantor under the Notes Collateral Agreement dated as of the Closing Date, among the Issuer and certain Subsidiaries of the Issuer from time to time party thereto, in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties (the “Notes Collateral Agreement”) for all purposes of the Notes Collateral Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Notes Collateral Agreement, including without limitation the grant pursuant to Article II of the Notes Collateral Agreement of a security interest to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties in the property and property rights constituting Collateral (as defined in Article II of the Notes Collateral Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wherever located, as security for the payment and performance of the Secured Obligations, all with the same force and effect as if the New Subsidiary were a signatory to the Notes Collateral Agreement.

The New Subsidiary hereby agrees that each reference in the Notes Collateral Agreement to a Grantor shall also mean and be a reference to the New Subsidiary.

Attached to this Agreement are duly completed schedules, Perfection Certificate and, if applicable, Intellectual Property Security Agreement, in each case, with respect to the New Subsidiary (the “Supplemental Schedules”) to the Notes Collateral Agreement. The New Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to such New Subsidiary and its properties and affairs is true, complete and accurate in all material respects as of the date hereof.

The New Subsidiary hereby waives acceptance by the Notes Collateral Agent and the Noteholder Secured Parties of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred in reliance on this Agreement and the New Subsidiary’s joinder as a party to the Notes Collateral Agreement as herein provided.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

SCHEDULE I

Pledged Collateral

Pledged Collateral constituting Equity Interests

Issuer	Record Owner/Grantor	Certificate No. (if applicable)	No. Shares/Interest	Percent Pledged

Pledged Collateral constituting Promissory Notes, Tangible Chattel Paper and Instruments

Grantor	Issuer	Initial Principal Amount	Date of Issuance	Maturity Date

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of [            ], 20[ ], by and among [NAME OF GRANTOR], a [jurisdiction of formation] [corporation/limited liability company/limited partnership] (each individually, a “Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Notes Collateral Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each Grantor is party to a Notes Collateral Agreement, dated as of May 29, 2013 (as it may be from time to time amended, restated, modified or supplemented, the “Notes Collateral Agreement”), in favor of the Collateral Agent pursuant to which such Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the promises and to induce the Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, to enter into the Indenture (as defined in the Notes Collateral Agreement), each Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Notes Collateral Agreement and used herein have the meaning given to them in the Notes Collateral Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to the Collateral Agent on behalf of and for the benefit of the Noteholder Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following pledged Collateral of such Grantor:

(a) Trademarks of such Grantor listed on Schedule I attached hereto;

(b) all goodwill associated with such Trademarks; and

(c) all proceeds of any and all of the foregoing.

SECTION 3. Notes Collateral Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Notes Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Notes Collateral Agreement (and are expressly subject to the terms and conditions thereof), the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Notes Collateral Agreement, the provisions of the Notes Collateral Agreement shall control.

SECTION 4. Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Trademarks subject to a security interest hereunder.

SECTION 5. Termination. Upon the termination of the Notes Collateral Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to each Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Intercreditor Agreements. Reference is made to the ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as ABL Agent (as defined in the ABL/Bond Intercreditor Agreement) for the ABL Secured Parties referred to therein; Wilmington Trust, National Association, as Notes Collateral Agent (as defined in the ABL/Bond Intercreditor Agreement) for the Notes Secured Parties referred to therein; each Additional Part Notes Debt Agent (as defined in the ABL/Bond Intercreditor Agreement), for the Pari Notes Debt Secured Parties referred to therein; Builders FirstSource, Inc. and the Subsidiaries of Builders FirstSource, Inc. party thereto (the “ABL/Bond Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL/Bond Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL/Bond Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Pari Notes Debt Agent on behalf of such Person to enter into, and perform under, the ABL/Bond Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL/Bond Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL/Bond Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the ABL/Bond Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Trademark Security Agreement and the ABL/Bond Intercreditor Agreement, the provisions of the ABL/Bond Intercreditor Agreement shall control.

SECTION 8. Governing Law. This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name: Title:

[Signature Page to Trademark Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK	Status

FORM OF PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of [            ], 20[ ], by and among [NAME OF GRANTOR], a [jurisdiction of formation] [corporation/limited liability company/limited partnership] (each individually, a “Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Notes Collateral Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each Grantor is party to a Notes Collateral Agreement, dated as of May 29, 2013 (as it may be from time to time amended, restated, modified or supplemented, the “Notes Collateral Agreement”), in favor of the Collateral Agent pursuant to which such Grantor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the promises and to induce the Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, to enter into the Indenture (as defined in the Notes Collateral Agreement), each Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Notes Collateral Agreement and used herein have the meaning given to them in the Notes Collateral Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Grantor hereby pledges and grants to the Collateral Agent on behalf of and for the benefit of the Noteholder Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following pledged Collateral of such Grantor:

(a) Patents of such Grantor listed on Schedule I attached hereto; and

(b) all proceeds of any and all of the foregoing.

SECTION 3. Notes Collateral Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Notes Collateral Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Notes Collateral Agreement (and are expressly subject to the terms and conditions thereof), the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Notes Collateral Agreement, the provisions of the Notes Collateral Agreement shall control.

SECTION 4. Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Patents subject to a security interest hereunder.

SECTION 5. Termination. Upon the termination of the Notes Collateral Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Intercreditor Agreements. Reference is made to the ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as ABL Agent (as defined in the ABL/Bond Intercreditor Agreement) for the ABL Secured Parties referred to therein; Wilmington Trust, National Association, as Notes Collateral Agent (as defined in the ABL/Bond Intercreditor Agreement) for the Notes Secured Parties referred to therein; each Additional Part Notes Debt Agent (as defined in the ABL/Bond Intercreditor Agreement), for the Pari Notes Debt Secured Parties referred to therein; Builders FirstSource, Inc. and the Subsidiaries of Builders FirstSource, Inc. party thereto (the “ABL/Bond Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL/Bond Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL/Bond Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Pari Notes Debt Agent on behalf of such Person to enter into, and perform under, the ABL/Bond Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL/Bond Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL/Bond Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the ABL/Bond Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Patent Security Agreement and the ABL/Bond Intercreditor Agreement, the provisions of the ABL/Bond Intercreditor Agreement shall control.

SECTION 8. Governing Law. This Patent Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

UNITED STATES PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

Patent Applications:

OWNER	APPLICATION NUMBER	PUBLICATION NUMBER	NAME

FORM OF COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of [    ], 20[ ], by and among [NAME OF GRANTOR], a [jurisdiction of formation] [corporation/limited liability company/limited partnership] (each individually, a “Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Notes Collateral Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each Grantor is party to a Notes Collateral Agreement, dated as of May 29, 2013 (as it may be from time to time amended, restated, modified or supplemented, the “Notes Collateral Agreement”), in favor of the Collateral Agent pursuant to which such Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the promises and to induce the Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, to enter into the Indenture (as defined in the Notes Collateral Agreement), the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Notes Collateral Agreement and used herein have the meaning given to them in the Notes Collateral Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges and grants to the Collateral Agent on behalf of and for the benefit of the Noteholder Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all Copyrights of such Grantor listed on Schedule I attached hereto.

SECTION 3. Notes Collateral Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Notes Collateral Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Notes Collateral Agreement (and are expressly subject to the terms and conditions thereof), the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Notes Collateral Agreement, the provisions of the Notes Collateral Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Copyrights subject to a security interest hereunder.

SECTION 5. Termination. Upon the payment in full of the Secured Obligations and termination of the Notes Collateral Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Intercreditor Agreements. Reference is made to the ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among SunTrust Bank, as ABL Agent (as defined in the ABL/Bond Intercreditor Agreement) for the ABL Secured Parties referred to therein; Wilmington Trust, National Association, as Notes Collateral Agent (as defined in the ABL/Bond Intercreditor Agreement) for the Notes Secured Parties referred to therein; each Additional Part Notes Debt Agent (as defined in the ABL/Bond Intercreditor Agreement), for the Pari Notes Debt Secured Parties referred to therein; Builders FirstSource, Inc. and the Subsidiaries of Builders FirstSource, Inc. party thereto (the “ABL/Bond Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL/Bond Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL/Bond Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Pari Notes Debt Agent on behalf of such Person to enter into, and perform under, the ABL/Bond Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL/Bond Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL/Bond Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the ABL/Bond Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Copyright Security Agreement and the ABL/Bond Intercreditor Agreement, the provisions of the ABL/Bond Intercreditor Agreement shall control.

SECTION 8. Governing Law. This Copyright Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

UNITED STATES COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	TITLE	REGISTRATION NO.

EXHIBIT D

Form of Supplement to Notes Collateral Agreement

This SUPPLEMENT TO NOTES COLLATERAL AGREEMENT, dated as of [            ] (this “Supplement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as collateral agent (the “Agent”) for the Noteholder Secured Parties (as defined in the Notes Collateral Agreement referred to below). All capitalized terms not defined herein shall have the meanings assigned to them in the Notes Collateral Agreement.

WHEREAS, BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Issuer”), the Subsidiaries of the Issuer party thereto and the Agent have entered into an Indenture, dated as of May 29, 2013 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Subsidiaries have entered into the Notes Collateral Agreement, dated as of May 29, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”), in favor of the Agent for the benefit of the Noteholder Secured Parties; and

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Indenture, the Grantor hereby agrees as follows:

SECTION 1. Additional Pledge. The Grantor hereby:

(a) pledges, assigns and grants to the Agent, for the benefit of the Noteholder Secured Parties, and grants to the Agent, on behalf of and for the benefit of the Noteholder Secured Parties, and to secure prompt and complete payment and performance of all Secured Obigations, a security interest in all of the Grantor’s right, title and interest in, to and under:

(i) the shares of Capital Stock and Stock Equivalents more particularly described in Schedule I hereto and the certificates, if any, evidencing such shares (the “Additional Pledged Securities”) and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Securities; and

(ii) all other Collateral (as defined in the Notes Collateral Agreement) relating to the Additional Pledged Securities (together with the items described in clause (i) above, the “Additional Pledged Collateral”); and

(b) delivers to the Agent, for the benefit of the Noteholder Secured Parties, all of the Grantor’s right, title and interest in and to the certificates and instruments, if any, evidencing the Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

SECTION 2. Representations and Warranties. The Grantor hereby restates each representation and warranty set forth in Article III of the Notes Collateral Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Collateral.

SECTION 3. Additional Pledged Collateral. By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Collateral referred to in the Notes Collateral Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Collateral on the Closing Date, and shall be subject to all of the terms and conditions governing Collateral under the Notes Collateral Agreement. From and after the date hereof, Schedule I to the Notes Collateral Agreement is hereby amended to add the Additional Pledged Collateral.

SECTION 4. Binding Effect. This Supplement shall become effective when it shall have been executed by the Grantor and thereafter shall be binding upon the Grantor and shall inure to the benefit of the Agent and the Noteholder Secured Parties. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all of the terms and conditions of the Notes Collateral Agreement. The Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Noteholder Secured Parties.

SECTION 5. Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

SECTION 6. Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE I

Additional Pledged Securities